                                                                    EXHIBIT 23.3


     I hereby consent to all references to me as a nominated director in the Registration Statement of Intra-Asia Entertainment Corporation and the Prospectus constituting a part thereof and hereby consent to serving as a director of Intra-Asia Entertainment Corporation effective upon the closing of the offering described in the Registration Statement.

                                        /s/ Richard A. Lumpkin
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                                            Richard A. Lumpkin



Date: 02/01/02
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